Exhibit 99.1

FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation Bob Gargus	Applied Micro Circuits Corporation Tally Kaplan-Porat
Phone: (408) 542-8752	Phone: (408) 702-3139
E-Mail: rgargus@apm.com	E-Mail: tkaplan@apm.com

Tuesday, January 31, 2012

Company Press Release

APPLIED MICRO CIRCUITS CORPORATION REPORTS

THIRD QUARTER FISCAL 2012 FINANCIAL RESULTS

SUNNYVALE, Calif., —January 31, 2012—Applied Micro Circuits Corporation [NASDAQ: AMCC] (“AppliedMicro”) today reported its financial results for the third quarter of fiscal 2012, ended December 31 2011.

•	Q3 2012 net revenues were $56.3 million, down 13.2% sequentially and down 9.8% year over year.

•	Q3 2012 GAAP net loss was $7.1 million or $0.12 per share compared to net loss of $1.2 million or $0.02 per share for the second quarter of fiscal 2012.

•	Q3 2012 non-GAAP EPS was $(0.02) per share on net loss of $1.1 million, compared to $0.02 per share on net income of $1.1 million, for the second quarter of fiscal 2012.

•	Total Cash and Short-term investments was approximately $117.3 million as of December 31, 2011 compared to $113.7 million at the end of September 2011.

•

During the quarter, the Company demonstrated core functionality of the world’s first 64-bit ARM processor on an FPGA platform. This marked the launch of the world’s first 64-bit ARM “Server-on-a-Chip” solution in a single footprint, designed to deliver disruptively low power and cost points.

Net revenues for the third quarter of fiscal 2012 were $56.3 million compared to $64.9 million in the second quarter of fiscal 2012, representing a sequential decrease of 13.2% and a decrease of 9.8% over the $62.4 million in net revenues reported in the third quarter of fiscal 2011. Revenues for the first nine months were $182.1 million compared to $189.1 million for the comparable period last year, a 4% decrease.

The net loss on a generally accepted accounting principles (GAAP) basis for the third quarter of fiscal 2012 was $7.1 million or $0.12 per share. The third quarter GAAP net loss compares with a net loss of $1.2 million or $0.02 per share for the second quarter of fiscal 2012 and a net loss of $2.0 million or $0.03 per share for the third quarter of fiscal 2011. Year to date, GAAP net loss was $15.1 million or $0.24 per share compared to a net income of $3.0 million or $0.04 per share for the first nine months of fiscal 2011.

Non-GAAP loss for the third quarter of fiscal 2012 was $1.1 million or $0.02 per share, compared to non-GAAP income of $1.1 million or $0.02 per diluted share in the second quarter of fiscal 2012 and non-GAAP net income of $6.8 million or $0.10 per diluted share for the third quarter of fiscal 2011. Year to date, non-GAAP net income was $0.6 million or $0.01 per diluted share compared to $25.8 million or $0.38 per diluted share for the first nine months of fiscal 2011.

“Last quarter we demonstrated the core functionality of the world’s first 64-bit ARM processor on an FPGA platform. This represents a significant milestone for us and the industry and we are very pleased with the progress we are making in the development of the SOC and other Data Center related products” said Dr.Paramesh Gopi, President and Chief Executive Officer.

Bob Gargus, Chief Financial Officer commented, “The overall macro conditions continue to be weak. Despite this, we were able to manage the business in line with our expectations and are poised to take advantage of our core strengths when the overall market conditions improve.”

AppliedMicro reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, other-than-temporary impairment on investments, one-time acquisition related charges and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.

AppliedMicro management will be holding a conference call today, January 31, 2012 at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the third quarter of fiscal 2012 and to provide guidance for the fourth quarter of fiscal 2012. You may access the conference call via any of the following:

Teleconference:	866-271-0675
Conference ID:	10492551
Web Broadcast:	http://www.apm.com
Replay:	888-286-8010 (access code: 95373702, available through February 7, 2012)

AppliedMicro Overview

AppliedMicro is a global leader in energy conscious high performance computing and connectivity solutions for telco, enterprise, data center, consumer and SMB applications. AppliedMicro’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world. For further information regarding AppliedMicro, visit the company’s Web site at http://www.apm.com.

This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding the Company’s focus, product cycles, design-win pipeline and future revenues. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, successful integration and management of recently acquired businesses, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

-Financial Tables Follow-

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2011	March 31, 2011
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$117,277	$168,051
Accounts receivable, net	30,828	19,997
Inventories	17,569	26,561
Other current assets	21,917	16,784

Total current assets	187,591	231,393
Property and equipment, net	36,097	32,023
Goodwill	13,183	13,183
Purchased intangibles, net	17,963	23,388
Other assets	12,237	8,670

Total assets	$267,071	$308,657

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,643	$24,431
Other current liabilities	23,134	22,416

Total current liabilities	40,777	46,847
Stockholders’ equity	226,294	261,810

Total liabilities and stockholders’ equity	$267,071	$308,657

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Net revenues	$56,347	$64,929	$62,364	$182,120	$189,127
Cost of revenues	23,795	27,704	23,886	77,830	69,806

Gross profit	32,552	37,225	38,478	104,290	119,321
Operating expenses:
Research and development	28,279	29,609	28,684	86,256	81,800
Selling, general and administrative	11,406	8,941	12,729	32,903	37,440
Amortization of purchased intangible assets	650	803	1,488	2,552	3,572
Restructuring charges (recoveries), net	2	(40)	33	875	566

Total operating expenses	40,337	39,313	42,934	122,586	123,378

Operating loss	(7,785)	(2,088)	(4,456)	(18,296)	(4,057)
Interest and other income, net	914	1,517	2,325	3,787	7,508

(Loss) income before income taxes	(6,871)	(571)	(2,131)	(14,509)	3,451
Income tax expense (benefit)	206	581	(170)	597	446

Net (loss) income	$(7,077)	$(1,152)	$(1,961)	$(15,106)	$3,005

Basic (loss) income per share:
Basic net (loss) income per share	$(0.12)	$(0.02)	$(0.03)	$(0.24)	$0.05

Shares used in calculating basic (loss) income per share	60,990	62,526	64,647	62,465	65,468

Diluted (loss) income per share:
Diluted net (loss) income per share	$(0.12)	$(0.02)	$(0.03)	$(0.24)	$0.04

Shares used in calculating diluted (loss) income per share	60,990	62,526	64,647	62,465	67,549

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GAAP net (loss) income	$(7,077)	$(1,152)	$(1,961)	$(15,106)	$3,005
Adjustments:
Stock-based compensation charges	4,433	3,124	5,089	11,735	12,910
Amortization of purchased intangibles	1,329	1,482	4,757	5,425	12,188
Acquisition related (recoveries) expenses	—	(2,267)	—	(2,267)	859
Restructuring charges (recoveries), net	2	(40)	33	875	566
Other-than-temporary investment impairment	(61)	(593)	(774)	(666)	(3,370)
Payroll taxes on certain stock option exercises	—	—	—	—	4
Income tax adjustments	242	547	(379)	580	(352)

Total GAAP to Non-GAAP adjustments	5,945	2,253	8,726	15,682	22,805

Non-GAAP net (loss) income	$(1,132)	$1,101	$6,765	$576	$25,810

Non-GAAP diluted (loss) income per share	$(0.02)	$0.02	$0.10	$0.01	$0.38

Shares used in calculating non-GAAP diluted (loss) income per share	60,990	62,665	65,890	62,968	67,549

Net (loss) income per share:
GAAP (loss) income per share	$(0.12)	$(0.02)	$(0.03)	$(0.24)	$0.04
GAAP to non-GAAP adjustments	0.10	0.04	0.13	0.25	0.34

Non-GAAP net (loss) income per share	$(0.02)	$0.02	$0.10	$0.01	$0.38

Reconciliation of shares used in calculating non-GAAP (loss) income per share:
Shares used in calculating basic (loss) income per share	60,990	62,526	64,647	62,465	65,468
Adjustment for dilutive securities	—	139	1,243	503	2,081

Shares used in calculating non-GAAP diluted (loss) income per share	60,990	62,665	65,890	62,968	67,549

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended			Nine Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010
GROSS PROFIT:
GAAP gross profit	$32,552	$37,225	$38,478	$104,290	$119,321
Amortization of purchased intangibles	679	679	3,269	2,873	8,616
Stock-based compensation expense	83	98	164	292	497

Non-GAAP gross profit	$33,314	$38,002	$41,911	$107,455	$128,434

OPERATING EXPENSES:
GAAP operating expenses	$40,337	$39,313	$42,934	$122,586	$123,378
Stock-based compensation expense	(4,350)	(3,026)	(4,925)	(11,443)	(12,413)
Amortization of purchased intangibles	(650)	(803)	(1,488)	(2,552)	(3,572)
Acquisition related recoveries (expenses)	—	2,267	—	2,267	(859)
Restructuring (charges) recoveries, net	(2)	40	(33)	(875)	(566)
Payroll taxes on certain stock option exercises	—	—	—	—	(4)

Non-GAAP operating expenses	$35,335	$37,791	$36,488	$109,983	$105,964

INTEREST AND OTHER INCOME, NET:
AND OTHER-THAN-TEMPORARY IMPAIRMENT:
GAAP interest and other income, net	$914	$1,517	$2,325	$3,787	$7,508
Other-than-temporary investment impairment	(61)	(593)	(774)	(666)	(3,370)

Non-GAAP interest and other income, net	$853	$924	$1,551	$3,121	$4,138

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$206	$581	$(170)	$597	$446
Income tax adjustments	(242)	(547)	379	(580)	352

Non-GAAP income tax (benefit) expense	$(36)	$34	$209	$17	$798

RESEARCH AND DEVELOPMENT :
GAAP research and development	$28,279	$29,609	$28,684	$86,256	$81,800
Stock-based compensation expense	(2,647)	(1,726)	(2,809)	(6,761)	(6,711)
Payroll taxes on certain stock option exercises	—	—	—	—	(2)

Non-GAAP research and development	$25,632	$27,883	$25,875	$79,495	$75,087

SELLING, GENERAL AND ADMINISTRATIVE :
GAAP selling, general and administrative	$11,406	$8,941	$12,729	$32,903	$37,440
Stock-based compensation expense	(1,703)	(1,300)	(2,116)	(4,682)	(5,702)
Acquisition related recoveries (expenses)	—	2,267	—	2,267	(859)
Payroll taxes on certain stock option exercises	—	—	—	—	(2)

Non-GAAP selling, general and administrative	$9,703	$9,908	$10,613	$30,488	$30,877

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended December 31,
	2011	2010
Operating activities:
Net (loss) income	$(15,106)	$3,005
Adjustments to reconcile net (loss) income to net cash (used for) provided by operating activities:
Depreciation	6,000	5,433
Amortization of purchased intangibles	5,425	12,188
Stock-based compensation expense:
Stock options	4,207	4,049
Restricted stock units	7,528	8,861
Contingent consideration adjustment	(2,267)	—
Capitalization of mask set cost	—	(1,177)
Net loss (gain) on disposals of property	10	(323)
Changes in operating assets and liabilities:
Accounts receivable	(10,831)	9,196
Inventories	8,992	(6,936)
Other assets	(3,825)	(3,750)
Accounts payable	(5,124)	(510)
Accrued payroll and other accrued liabilities	2,506	4,046
Deferred tax liability	—	656
Deferred revenue	(465)	1,140

Net cash (used for) provided by operating activities	(2,950)	35,878

Investing activities:
Purchases of short-term investments	(79,891)	(100,407)
Proceeds from sales and maturities of short-term investments	95,308	78,627
Purchase of property and equipment	(11,899)	(8,978)
Proceeds from sale of property and equipment	—	365
Purchases of strategic equity investments	(4,750)	—
Proceeds from sale of strategic equity investment	—	4,991
Purchase of a business, net of cash acquired	—	(31,484)

Net cash used for investing activities	(1,232)	(56,886)

Financing activities:
Proceeds from issuance of common stock	3,874	4,321
Funding of restricted stock units withheld for taxes	(2,739)	(2,518)
Repurchase of common stock	(20,852)	(23,310)
Funding of structured stock repurchase agreements	(10,000)	(10,000)
Funds received from structured stock repurchase agreements, including gains	—	15,512
Other	(272)	(329)

Net cash used for financing activities	(29,989)	(16,324)

Net decrease in cash and cash equivalents	(34,171)	(37,332)
Cash and cash equivalents at beginning of period	84,402	122,526

Cash and cash equivalents at end of period	50,231	85,194